UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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         Date of Report (Date of earliest event reported): June 30, 2006

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of Registrant as specified in its charter)

                         Market 2000+ HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

            DELAWARE                     001-16087               13-5674085
(State or other jurisdiction of    Commission File Number     (I.R.S. Employer
         incorporation)                                      Identification No.)


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                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.    Other Events

As a result of the spin-off of Arkema S.A. from Total S.A. (NYSE: "TOT") a component of the Market 2000+ HOLDRSSM Trust, Arkema S.A. will not be added as an underlying security of the Market 2000+ HOLDRSSM Trust. As set forth in the prospectus for the Trust, if Arkema S.A. is not listed for trading on a U.S. national securities exchange or through NASDAQ, it will be distributed by The
Bank of New York.   For the 2 shares of Total S.A. per 100 shares round lot of
Market 2000+ HOLDRSSM, The Bank of New York received 0.1 shares of Arkema S.A. and distributed 0.001 shares of Arkema S.A. per depositary share of "MKH" on May 30, 2006.

Effective Friday, May 26, 2006, the quantity of shares of Total S.A. represented by each 100 share round lot of Market 2000+ HOLDRSSM increased to 4 shares (from
2) due to the 2 for 1 stock split of Total S.A.

Item 9.01.    Financial Statements and Exhibits


              (c)   Exhibits

                    99.1 Market 2000+ HOLDRS Trust Prospectus Supplement dated June 30, 2006 to Prospectus dated February 17, 2006.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED



Date:  August 10, 2006                        By:  /s/ Satyanarayan R. Chada
                                                  ----------------------------
                                                  Name:  Satyanarayan R. Chada
                                                  Title: First Vice President



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                                  EXHIBIT INDEX

Number and Description of Exhibit

(99.1) Market 2000+ HOLDRS Trust Prospectus Supplement dated June 30, 2006 to
       Prospectus dated February 17, 2006.